Exhibit 99.1

Certara Announces CFO Transition

Reaffirms 2026 Guidance

RADNOR, PA – June 17, 2026 -- Certara, Inc. (Nasdaq: CERT), a global leader in model-informed drug development, announces that John Gallagher, Chief Financial Officer, has notified the Company of his intent to resign from his office effective as of the end of the day on July 14, 2026.

Concurrently, Certara has launched a search with a leading executive search firm to identify the Company's next Chief Financial Officer.

Faiz Mohammed, Certara's Senior Vice President of Finance and Treasurer, has agreed to serve as Interim CFO upon Mr. Gallagher's departure until a successor is named and appointed. Mr. Mohammed has been a finance leader with Certara since 2018 and brings more than 25 years of senior finance and accounting experience across public and private equity-backed companies.

Certara Reaffirms 2026 Guidance

Certara takes this opportunity to reaffirm the Company’s 2026 Financial Guidance provided during the first quarter earnings call on May 11, 2026.

About Certara

Certara transforms drug discovery and development for good, helping scientists and clinical teams generate regulatory-grade evidence faster. Its solutions combine biosimulation, clinical intelligence, and regulatory science, and are embedded in the workflows of drug developers worldwide. Certara clients include more than 2,600 biopharmaceutical companies, academic institutions, and global regulatory agencies. Learn more at certara.com.

Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Alyssa Horowitz
certara@pancomm.com

Forward Looking Statements

This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s financial guidance, management succession plans and future business and financial performance and outlook. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including disruption from the recently completed divestiture of our Regulatory Medical Writing business transaction making it more difficult to maintain business and operational relationships; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery and development; our ability to compete within our market; changes or delays in government regulation relating to the biopharmaceutical industry; trends in research and development spending; operational disruptions, funding constraints and policy changes at the Food and Drug Administration and other government agencies; consolidation within the biopharmaceutical industry; our ability to increase successfully our customer base, expand relationships and the products and services we provide and enter new markets; our ability to retain key personnel or recruit additional qualified personnel; risks related to the mischaracterization of our independent contractors; any delays or defects in our release of new or enhanced software or other biosimulation tools; issues relating to implementation, use and development of artificial intelligence and machine learning in our products and services; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by our existing customers; risks related to our contracts with government customers and receipt of government grants; risks related to any future acquisitions and other strategic transactions; the accuracy of our addressable market estimates; our ability to operate successfully a global business and adverse global economic conditions; our ability to comply with applicable trade compliance and economic sanctions laws and regulations; the impact of litigation; the sufficiency of our insurance coverage; our ability to perform our services in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; our ability to raise capital or generate sufficient cash flows; the ability or inability of our bookings to accurately predict our future revenue and our ability to realize the anticipated revenue reflected in our; our ability to comply with anti-corruption laws; risks related to catastrophic events; the application of evolving corporate governance and public disclosure requirements; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity or interference with our use; any unauthorized access to or use of customer or other proprietary or confidential data or other breach of our cybersecurity measures, compliance with privacy and cybersecurity laws and related contractual requirements; our ability to reliably meet our data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing our use of third-party open source software; our ability to adequately enforce or defend our ownership and use of our intellectual property and other proprietary rights; any allegations that we are infringing, misappropriating or otherwise violating a third party’s intellectual property rights; our ability to comply with healthcare laws; risks related to our indebtedness; any additional impairment of goodwill or other intangible assets; our ability to use net operating losses; the volatility of the market price of our common stock; future sales of our common stock by existing stockholders; the substantial holdings of our largest stockholder;  and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on February 26, 2026, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.